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                      NOTICE OF ELECTION TO EXERCISE
              STOCK OPTION granted by VISTA TECHNOLOGIES INC.

To:  Vista Technologies Inc.
1250 Oakmead Parkway, Suite 210
Sunnyvale, California  94086-3599
FAX No. (408) 746-2534
Attention:  Dorothy Van Zanten, Controller

cc:  William M. Curtis, Secretary
FAX No.  (714) 831-4141

Gentlemen:

The undersigned hereby elects to exercise 200,000 of the shares of common stock covered by that certain "Six-Month Option" option granted to Pharma Patch PLC by Vista Technologies Inc. under Section 2 of that certain Agreement dated as of March 1, 1996 between Pharma Patch PLC and Vista Technologies Inc. The option exercise price of $2.50 per share equals a total exercise price payable by Pharma Patch PLC of $500,000. Payment of the exercise price by a combination of cash deposited to the account of Vista Technologies on July 18, 1996 and an accounting of certain funds advanced for Vista Technologies Inc. by Pharma Patch PLC has been provided under separate cover to Dorothy Van Zanten of Vista Technologies Inc. (After giving effect to the above, a total 50,000 shares remain unexercised under the Six-Month Option.)

This will confirm our representation and warranty to Vista Technologies Inc. that Pharma Patch PLC is acquiring such shares for its own account for investment and without a view to the sale or other distribution of such shares. You are instructed to issue, register and deliver the stock certificate for a total of 200,000 shares of the Company's common stock as follows:

Pharma Patch PLC
15/16 FitzWilliam Place
Dublin 2
Ireland

                               Very truly yours,

                               Pharma Patch PLC

Dated:  July 18, 1996          By:  /s/ Murray D. Watson
                                  -------------------------------
                                  Murray D. Watson, Chairman
                                     and Chief Executive Officer